Exhibit 10.1


                           CONVERTIBLE LOAN AGREEMENT

         This Loan Agreement ("Agreement") is entered into by and between American Consolidated Management Group, Inc., a Utah corporation (the "Company") and Thomas J. Van Deren ("Lender") to be effective as of the 3rd day of November, 2005.

                                   WITNESSETH:

         WHEREAS, the Company is in need of immediate capital to fund its planned operations.

         WHEREAS, Lender is willing to make a loan to the Company in the aggregate principal amount of TWENTY-FIVE THOUSAND DOLLARS ($25,000 USD) upon the terms and conditions set forth herein and the Company is willing to borrow the stated amount upon such terms.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. The Loan.

         1.1. Lender hereby loans the Company the aggregate principal amount of TWENTY-FIVE THOUSAND DOLLARS ($25,000) (the "Loan").

         1.2. The Company shall use the net proceeds of the Note for working capital and other purposes.

Section 2. Finance Charges. All outstanding principal shall bear interest at the rate of twelve percent (12%) per annum. Interest will be computed on the basis on a 360-day year for actual days elapsed.

Section 3. Payments. Principal and interest shall be due and payable in a single balloon payment on the one year anniversary of this Agreement. The Company may not prepay any amounts owed to Lender without Lender's written approval. Payments shall be applied first to late charges and collection costs, if any, then to accrued interest to the date of payment, and then to the principal outstanding.

Section 4. Deliveries. Contemporaneously with the execution of this Agreement, the parties shall deliver to each other the following:

         (a) The properly executed Note, in substantially for the form attached hereto as Exhibit A, of even date herewith by and between Lender and the Company in the principal amount of $25,000.

         (b) The Loan proceeds in the amount of $25,000.

Section 5. Representations of Lender.

         5.1 Lender's representations in this Agreement are complete and accurate to the best of Lender's knowledge, and the Company may rely upon them.

         5.2 Lender is able to bear the economic risk of an investment in the Note and the underlying common stock (individually and collectively, the "Securities") can afford the loss of the entire investment in the Securities, and will, after making an investment in the Securities, have sufficient means of providing for Lender's current needs and possible future contingencies.

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         5.3 The Securities will not be sold by Lender without registration under applicable securities acts or a proper exemption from such registration.

         5.4 The Securities subscribed for herein are being acquired for Lender's own account and risk, for investment purposes, and not on behalf of any other person or with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. Lender is aware that there are substantial restrictions on the transferability of the Securities.

         5.5 Lender has had access to any and all information concerning the Company that Lender and his financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. Specifically, Lender has had the opportunity to review the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2004 and all subsequent filings by the Company with the Securities and Exchange Commission. The Company does not have sufficient assets to repay the Loan and has had minimal operations in past years. In making the decision to acquire the Securities, the Lender and his advisers have relied solely upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in the Company will depend upon his individual circumstances. Lender further understands that no opinion is being given as to any securities or tax matters involving the offering.

         5.6 Lender also understands and agrees that stop transfer instructions relating to the Securities will be placed in the Company's transfer ledger, and that the Securities will bear a legend in substantially the following form:

                  THIS SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.

         5.7 Lender knows that the Securities are offered and sold pursuant to exemptions from registration under the Securities Act of 1933, and state securities law based, in part, on these warranties and representations, which are the very essence of this Agreement, and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed.

         5.8 Lender has the capacity to protect Lender's own interest in connection with this transaction or has a pre-existing personal or business relationship with the Company or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

         5.9 This Agreement when fully executed and delivered by the Company will constitute a valid and legally binding obligation of Lender, enforceable in accordance with its terms. Lender was not formed or organized for the specific purpose of acquiring the Securities. In the event Lender is an entity, the purchase of the Securities by Lender is a permissible investment in accordance

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with Lender's Articles of Incorporation or other similar charter document, and has been duly approved by all requisite action by the entity's owners, directors, officers or other authorized managers. The person signing this document and all documents necessary to consummate the purchase of the Securities has all requisite authority to sign such documents on behalf of Lender.

         5.10 Lender represents that Lender is a sophisticated and an "accredited investor" as defined under Rule 501 of Regulation D.

Section 6. Representations of the Company.

         6.1. The Company is a duly organized and validly existing corporation in good standing under the laws of Utah.

         6.2. The Company has all necessary corporate power and authority to enter into and perform this Agreement. The Company has taken all corporate action necessary to authorize this Agreement.

         6.3. The execution and delivery of this Agreement, the performance by the Company of its obligations under this Agreement, and the consummation of the transactions provided for in this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement will, as of the effective date, be duly executed and delivered by the Company and will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         6.4. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the consummation of the transactions contemplated hereby, do not and will not (a) violate or conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of the Company; (b) require any consent, approval or notice under, or registration under or payment on account of, or conflict with, or result in a violation or breach of, or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount or nature of the rent), cancellation or acceleration or result in the creation or imposition of any lien upon the property of the Company) under, any of the terms, conditions or provisions of any (i) note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Company is a party or by which any portion of its properties or assets may be bound, or (ii) permit, license, approval, franchise or other governmental or regulatory authorization held or used by or binding on the Company; (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree or award of any governmental authority binding on the Company; or (d) require any action, consent, approval or authorization of, or review by, or declaration, registration or filing with, or notice to, any governmental authority, except such filings as may be required in connection with applicable securities laws.

         6.5. The Company is not obligated to pay any broker's fee, finder's fee, investment banker's fee or other similar transaction fee in connection with the transactions contemplated hereby.

Section 7. Miscellaneous.

         7.1. This Agreement, including any attached exhibits or schedules, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement. All prior and contemporaneous agreements,

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representations and understandings of the parties, oral or written, are superseded by and merged in this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by the Company and Lender.

         7.2. The provisions of this Agreement shall be binding upon the Company, its legal representatives, successors or assigns, and shall be for the benefit of Lender and its respective successors and assigns.

         7.3. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

         7.4. If any action is brought by either party in respect to its rights under this Agreement, or to obtain an interpretation thereof, the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court.

         7.5. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver. Either party may waive any provision of this Agreement intended for its benefit; provided, however, such waiver shall in no way excuse the other party from the performance of any of its other obligations under this Agreement.

         7.6. The representations, warranties, acknowledgments and agreements made by Lender shall survive the closing of the transaction described herein and run in favor of, and for the benefit of, the Company. The representations, warranties, acknowledgments and agreements made by the Company shall survive the closing of the transaction described herein and run in favor of, and for the benefit of, Lender.

         7.7. The obligations of the parties hereto shall not be delegated or assigned to any other party without the prior written consent of the other party.

         7.8. This Agreement shall be governed by the laws of the State of Georgia.

         7.9. Any notices required or permitted hereunder shall be furnished in writing to each party at such party's address appearing on the signature page below or as such party may otherwise direct in writing actually received by the other party.

         7.10. The Company shall do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers and assurances as Lender may reasonably require to effectuate the purposes of this Agreement.

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.



By  /s/ George E. Mappin                            /s/ Thomas J. Van Deren
   -----------------------                         ------------------------
Its: Director                                      Thomas J. Van Deren

Address:                                           Address:
    714 Fairview Rd.                                   20 Enoree View Drive
    Greer S.C. 29651                                   Greer, S.C. 29650
Phone:  808-901-1900                               Phone:  864-877-5958
Fax:  808-848-1546                                 Fax:  864-948-0499

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                                    EXHIBIT A

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER.

                  AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.
                           CONVERTIBLE PROMISSORY NOTE

$25,000                                                         November 3, 2005

American Consolidated Management Group, Inc., a Utah corporation (the "Company"), for value received, promises to pay to Thomas J. Van Deren or his permitted assigns (the "Holder") the principal sum of $25,000 plus interest thereon from the date of this Note until paid at a rate of twelve percent (12%) per annum. This Note is being issued and delivered pursuant to that certain Convertible Loan Agreement, dated as of November 3, 2005 (the "Loan Agreement"), by and among the Company and the Holder.

         This Note will automatically mature and the entire outstanding principal amount, together with accrued interest, shall become due and payable in a single balloon payment on the one year anniversary of the Loan Agreement, unless prior to such date this Note is converted into shares of the Company's common stock ("Common Stock") pursuant to Section 1 hereof.

         Payments of both principal and interest are to be made at the address of the Holder for the receipt of notices pursuant to Section 6(e), or at such other place as the Holder shall designate to the Company in writing, in lawful money of the United States of America. Interest on this Note shall be computed on the basis of a 365-day year and actual days elapsed.

         The Company may not prepay any portion of the outstanding amounts owed on this Note without the written consent of Holder.

         The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

         1. Optional Conversion of Note. The entire outstanding amounts owing on this Note may, at the Holder's option, be converted into fully paid and nonassessable shares of Common Stock of the Company at the rate of one share of Common Stock for every $.20 in amounts owing hereunder that are converted.

         2. Mechanics of Conversion.

                  (a) Notice of Conversion. The Holder shall give written notice to the Company of his election to convert this Note and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The effective date of the Conversion shall be the date such notice is received by the Company pursuant to Section 6(e) below.

                  (b) No Fractional Shares Upon Conversion. No fractional shares of Common Stock shall be issued upon Conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the $.20 conversion price.

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                  (c) Stock Certificates. At such time after the Conversion as
Holder presents this Note to the Company, the Company shall issue and deliver to the Holder at the address listed below for receipt of notices, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid.

         3. Charges, Taxes and Expenses. Issuance of a certificate or certificates for shares of Common Stock upon the Conversion of this Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

         4. No Rights as Stockholder. This Note does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the Conversion.

         5. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest carried by this Note, stating that such Note is issued in replacement of this Note, and this Note is cancelled, making reference to original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

         6. Miscellaneous.

                  (a) Reservation of Stock. The Company covenants that the Company will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Common Stock upon the Conversion of this Note and, from time to time, will take all steps necessary to amend its charter to provide sufficient reserves of shares of Common Stock issuable upon conversion of this Note. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Note, upon exercise as set forth herein, will be free from all taxes, liens and charges in respect of the issuance thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

                  (b) Issue Date. The provisions of this Note shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement. This Note shall be binding upon any successors or assigns of the Company.

                  (c) Restrictions. The Holder acknowledges that the shares of Common Stock acquired upon the conversion of this Note will be subject to restrictions upon its resale imposed by state and federal securities laws.

                  (d) Assignment. Neither this Note nor any of the shares of Common Stock issuable upon conversion of this Note may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements thereunder and in compliance with applicable state securities laws.

                  (e) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be effective (i) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, guaranteeing

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overnight delivery, or (iv) upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), if delivered by facsimile or electronic transmission, and shall be addressed (A) to the Holder at ______________________________, and (B) to the
Company at the address of its principal corporate offices, Attention: Chief Executive Officer, or at such other address as may be designated in writing to the other party.

                  (f) Enforcement. The Company shall pay all reasonable fees and expenses, including reasonable attorney's fees, incurred by the Holder in the enforcement in any of the Company's obligations hereunder not performed when due.

                  (g) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its principles of conflicts of law.

         IN WITNESS WHEREOF, American Consolidated Management Group, Inc. has caused this Convertible Promissory Note to be executed by its officer thereunto duly authorized.

                                    AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.



                                     By:
                                        ----------------------------------------
                                        Its:

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